UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2021

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of October 4, 2021, Punit Dhillon has tendered his resignation from his position as the interim Principal Accounting Officer of Skye Bioscience, Inc. (the “Company”).

On October 4, 2021, the Board of Directors of the Company (the “Board”) appointed Kaitlyn Arsenault as the new Chief Financial Officer of the Company, effective immediately. In connection with her appointment, the Company has agreed to grant Ms. Arsenault options to purchase 1,600,000 shares of the Company's common stock at an exercise price of $0.09 per share, with 10% of such options vested immediately upon grant and the remaining 90% vesting in equally in semi-annual installments over four years.

In addition, the Company has entered into an employment agreement with Ms. Arsenault, which provides for an annual base salary of $300,000 per year and an annual discretionary bonus up to thirty-five percent (35%) of her base salary based in part on Ms. Arsenault’s achievement of milestones agreed to by the Board or the Compensation Committee of the Board. Ms. Arsenault will also receive the normal benefits available to other similarly situated executives and will be entitled to severance pay under the circumstances described below.

Ms. Arsenault’s employment with the Company is at-will. Except for termination of Ms. Arsenault’s employment for “Cause,” “By Death” or “By Disability” (as such terms are defined in the employment agreement), Ms. Arsenault will be entitled to a severance payment in an amount equal to six months’ of her then-current base salary.

Ms. Arsenault’s new employment agreement also contains certain restrictive covenants, including confidentiality and non-solicitation clauses.

The foregoing summary of Ms. Arsenault’s new employment agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is filed hereto as Exhibit 10.1, and which is incorporated herein by reference.

Section 8 - Other Events

Item 8.01 Other Events.

On October 5, 2021, the Company issued a press release announcing the appointment of Ms. Arsenault as the new Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth in Item 8.01 of this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any of the Company’s filings with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as expressly set forth by specific reference in such a filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Executive Employment Agreement, dated October 4, 2021, by and between the Company and Kaitlyn Arsenault
99.1*	Press Release
_________
* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: October 5, 2021	/s/ Punit Dhillon
Name: Punit Dhillon
Title: Chief Executive Officer